Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 5, 2013, relating to the consolidated financial statements of Cimatron Ltd. (the “Company”) for the year ended December 31, 2012, appearing in the Annual Report on Form 20-F of the Company filed with the Securities and Exchange Commission on April 30, 2013 (SEC File No. 000-27974).

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.

Certified PubIic Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

August 8, 2013